UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 26, 2020

HIREQUEST, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53088	91-2079472
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Springhall Drive, Goose Creek, SC 29445
(Address of principal executive offices) (Zip code)

 (843) 723-7400
Registrant’s telephone number, including area code

__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	HQI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

 Item - 8.01    Other Events.

On June 26, 2020, the Board of Directors of HireQuest, Inc. (the "Company") authorized and approved a share repurchase program pursuant to which the Company may purchase up to 1 million shares of the Company's common stock, par value $0.001 per share, through June 26, 2021. The shares may be purchased from time to time in open market transactions at prevailing market prices, in privately-negotiated transactions, in block purchases, utilizing Rule 10b5-1 programs, or by other means all in accordance with federal securities laws. Applicable purchases will be made in accordance with Rule 10b-18 under the Securities and Exchange Act, as amended. There can be no assurance of how many shares will be purchased, and the repurchase program may be suspended or discontinued at any time. The actual timing, number, and value of shares purchased under the program will depend on a number of factors including the market price of the Company's stock, general market and economic conditions, and applicable legal requirements. Purchases will be financed through the Company's existing cash balances and cash provided through operations. As of June 15, 2020, the Company had approximately 13.5 million shares outstanding.

On June 29, 2020, the Company issued a press release announcing the share repurchase program, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and the Press Release included as Exhibit 99.1 hereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding stock which may be repurchased pursuant to the share repurchase program discussed herein and therein, the method, means, and timing of any such repurchases, and the future financial position and liquidity of the Company. All statements other than statements of historical facts contained herein and therein, including the statements identified in the preceding sentence and other statements regarding our future shares outstanding, financial position, liquidity, and plans and objectives of management are forward-looking statements. The words "may," "believe," "estimate," "anticipate," "continue," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect," and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs.

Important factors that could cause actual results to differ from those in the forward-looking statements include: the possibility that the market for our shares of stock may materially change; the risk that our business may be negatively impacted by the economy, including without limitation, the effects of COVID-19; the possibility that we may suspend or terminate our share repurchase program; the level of demand and financial performance of the temporary staffing industry; the financial performance of the Company’s franchisees; and changes in customer demand.

Further information on risks we face is contained in our filings with the SEC, including our Form 10-K for the year ended December 31, 2019. Any forward-looking statement made by us herein or in the press release, speaks only as of the date on which it is made. Factors or events that could cause our actual results and future actions to differ may emerge from time to time, and it is not possible to predict them all. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Item - 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release of HireQuest, Inc. dated June 29, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HIREQUEST, INC.
(Registrant)

Date: June 29, 2020	By:	/ s/ John D. McAnnar
Name: John D. McAnnar
Title: Chief Legal Officer, Secretary